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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements, on Form S-8 ( File No.333-4489, 333-93788, 333-14749 and 333-61797)
and on Form S-3 (File No. 333-45929) of Sola International, Inc. of our report dated May 5, 2000 except for Note 18, which is as of June 5, 2000 relating to the consolidated financial statements, included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 5, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
San Jose, California

June 14, 2000